Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Common Stock, $0.01 par value of Investment Technology, Inc. (ITG), and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 11th day of June, 2007.

D. E. Shaw Laminar Portfolios, L.L.C.
By:  D. E. Shaw & Co., L.L.C., as
        managing member

        By: /s/ Julius Gaudio
              Julius Gaudio
              Managing Director

D. E. Shaw Synoptic Portfolios 2, L.L.C.
By:  D. E. Shaw & Co., L.L.C., as
        managing member

        By: /s/ Julius Gaudio
              Julius Gaudio
              Managing Director

D. E. Shaw & Co., L.L.C. By: /s/ Julius Gaudio Julius Gaudio Managing Director D. E. Shaw & Co., L.P. By: /s/ Julius Gaudio Julius Gaudio Managing Director
David E. Shaw By: /s/ Julius Gaudio Julius Gaudio Attorney-in-Fact for David E. Shaw